Exhibit 10.4

                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN

1.   Purposes.

     The Pacific Aerospace & Electronics, Inc. 1997 Employee Stock Purchase Plan is intended to provide a convenient means by which eligible employees of the Company and its subsidiaries may purchase shares of the Common Stock of the Company and a method by which the Company may assist and encourage employees to become shareholders of the Company.

2.   Definitions.

     Capitalized terms in this Plan have the following meanings:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (c) "Common Stock" means the common stock, $.001 par value, of the Company.

     (d) "Company" means Pacific Aerospace & Electronics, Inc., a Washington corporation and any corporate successor to all or substantially all of the assets or voting stock of Pacific Aerospace & Electronics, Inc. that adopts the Plan by appropriate action.

     (e) "Compensation" means all cash compensation, including any variable compensation incentives, bonuses, or overtime.

     (f) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an employee of the Company or a Designated Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or a Designated Subsidiary, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

     (g) "Custodian" means the brokerage firm selected by the Company to hold shares purchased for Participants' accounts under the Plan.

     (h) "Designated Subsidiaries" means the Subsidiaries whose employees are eligible to participate in the Plan, as such subsidiaries may be designated by the Board from time to time in its sole discretion.

     (i) "Eligible Employee" means any person who has had Continuous Status as an Employee for 90 days and is engaged, on a regularly-scheduled basis of more than 20 hours per week and more than 5 months per calendar year, in providing personal services to the Company or a Designated Subsidiary for earnings considered wages under Section 3121(a) of the Code. No person will be an Eligible Employee if, after an offering pursuant to the Plan, that person would own or be deemed (under Section 424(d) of the Code) to own stock (including any stock that may be purchased
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under any outstanding options (whether vested or unvested)) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

     (j) "Enrollment Date" means the first trading day of each Offering Period.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Exercise Date" means the last trading day of each Offering Period.

     (m) "Fair Market Value of a Share of Common Stock" means, for a given date, the closing bid price of the Common Stock for that date as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market System or, if such price is not reported, the average of the bid and asked prices per share of Common Stock as reported by Nasdaq. If neither of the foregoing methods is available, the Plan Administrator shall determine the Fair Market Value of a Share of Common Stock in good faith, and such determination will be conclusive and binding.

     (n) "Offering Period" means, unless otherwise determined by the Plan Administrator, a 12-month period during which Participants may purchase shares of Common Stock under the Plan.

     (o) "Option Price per Share" means, with respect to the shares offered in a given Offering Period, the lower of: (i) 85% of the Fair Market Value of a Share of Common Stock on the Enrollment Date for that Offering Period; or (ii) the Fair Market Value of a Share of Common Stock on the Exercise Date.

     (p) "Participant" means any Eligible Employee who is actively participating in the Plan.

     (q) "Plan" means this Employee Stock Purchase Plan.

     (r) "Plan Administrator" means the Compensation Committee of the Board, as appointed from time to time by the Board.

     (s) "Subsidiary" means any corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.   Administration.

     The Plan Administrator shall supervise and administer the Plan and shall have full power to (i) adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, (ii) construe and interpret the Plan, and (iii) make all other determinations necessary or advisable for the administration of the Plan. The Plan Administrator may delegate administrative functions to the Custodian and/or to individuals who are officers or employees of the Company or its Designated Subsidiaries. Subject only to compliance with explicit provisions of the Plan, the Board and Plan Administrator may act in their absolute discretion in all matters related to this Plan. No member of the Board of Directors or the Plan Administrator, and no officer or employee of the Company or any Subsidiary, shall be liable for any action or inaction with respect to this Plan, except in circumstances involving his or her own bad faith.
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4.   Offering Periods.

     Shares of Common Stock will be offered for purchase under this Plan in a series of Offering Periods, initially running from September 1, 1998 through August 31, 1999, and thereafter from September 1 through August 31 of each year. The Plan Administrator will have the power to change the duration and/or the frequency of Offering Periods without stockholder approval if such change is announced to Participants at least 15 days prior to the scheduled beginning of the first Offering Period to be affected.

5.   Participation.

     Participation in this Plan is voluntary. An Eligible Employee may become a Participant by completing an enrollment form, in a form prescribed by the Plan Administrator, subscribing to the offering and authorizing payroll deductions, and filing the enrollment form with the Company's payroll office at least 10 business days before the applicable Enrollment Date. Subject to the limitations of Section 6(a), a Participant's enrollment form will remain in effect for successive Offering Periods unless terminated as provided in Section 10.

6.   Payroll Deductions.

     (a) Amount. On a Participant's enrollment form, he or she will elect to have payroll deductions made on each payday during the relevant Offering Period. Each Participant may select his or her level of payroll deduction, subject to any limitations imposed by law or this Plan. A Participant's total payroll deductions during any Offering Period may not be more than 15% of the Participant's total Compensation during the Offering Period, and the minimum payroll deduction will be $20 per paycheck.

     (b) Account. Individual accounts will be maintained for each Participant in the Plan. Statements of account, setting forth the amounts of payroll deductions, the per share purchase price of shares purchased, and the number of shares purchased, will be given to Participants promptly following each Exercise Date. All payroll deductions made for a Participant will be credited to his or her account. A Participant may not make any additional payments into the account.

     (c) Changes. A Participant may discontinue his or her participation in the Plan as provided in Section 10, but may not otherwise increase or decrease the rate or amount of his or her payroll deductions during an Offering Period. A Participant may change the rate or amount of his or her payroll deductions for the next Offering Period by providing a new enrollment form to the Company at least 10 business days before the Enrollment Date for the next Offering Period.

     (d) Rule 16b-3. Employees who are officers or directors of the Company may participate only in accordance with Rule 16b-3 under the Exchange Act.

7.   Grant of Option.

     On the Enrollment Date for each Offering Period, each Participant will be granted an option to purchase, on the Exercise Date of that Offering Period, a number of shares of Common Stock determined by dividing the Participant's payroll deductions accumulated prior to the Exercise Date and retained in the Participant's account as of the Exercise Date by the Option Price per Share. Any such purchase will be subject to the limitations set forth in Sections 12 and 13 below. Exercise of the
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option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10.

8.   Exercise of Option and Purchase of Shares.

     A Participant's option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period. Subject to any limitations on the number of shares that may be purchased as described in this Plan, the maximum number of whole shares subject to option will be purchased for the Participant at the applicable Option Price per Share with the accumulated payroll deductions in his or her account. Any amount remaining in a Participant's account after an Exercise Date because of limits on the number of shares that may be purchased will be repaid to the Participant. Any amount remaining in a Participant's account after an Exercise Date because it was not sufficient to purchase a whole share will be carried over for application in the next Offering Period. The shares purchased upon exercise of an option hereunder will be deemed to be issued and sold to the Participant on the Exercise Date.

9.   Delivery and Custody of Shares.

     As promptly as practicable after the Exercise Date of each Offering Period, the Company will deliver shares purchased for the Participants to the Custodian, who will hold the shares for the Participants' accounts. The Custodian may hold shares purchased under the Plan in nominee or street name certificates and may commingle shares in its custody in a single account. By appropriate instructions to the Custodian, at any time that a Form S-8 registration statement is effective with respect to the shares or, in the opinion of counsel acceptable to the Company, the shares may be resold without registration, a Participant may instruct the Custodian to transfer shares held by the Custodian for the Participant's account (with brokerage fees to be paid by the Participant).

10.  Withdrawal; Termination of Status.

     (a) Withdrawal. A Participant may terminate his or her payroll deductions during a current Offering Period by filing a withdrawal form with the Plan Administrator at least 10 business days prior to the Exercise Date of the Offering Period. In such event, all of the Participant's payroll deductions credited to his or her account will be used to purchase shares in accordance with Section 8 above, and, provided that payroll deductions may be made with respect to any payday that is less than 10 business days after the Company's receipt of a withdrawal form, no further payroll deductions for the purchase of shares will be made unless the Participant reinstates participation in the Plan by filing an enrollment form for a subsequent Offering Period. A Participant may terminate his or her participation in the Plan as of the next Offering Period without terminating his or her participation in the current Offering Period by so stating on a withdrawal form filed at least 10 business days prior to the Enrollment Date of the next Offering Period.

     (b) Termination of Continuous Status as an Employee. Upon termination of a Participant's Continuous Status as an Employee prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the payroll deductions credited to the Participant's account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and the Participant's option will be automatically terminated.

     (c) Termination of Full-Time Employment. If a Participant fails to maintain Continuous Status as an Employee for at least 20 hours per week during an Offering Period, the Participant will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to the
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Participant's account will be returned to him or her, and his or her option will be automatically terminated.

     (d) Withdrawal Irrevocable. A Participant's withdrawal from any Offering Period will be irrevocable, and the Participant may not subsequently rejoin that Offering Period. In order to resume participation in any subsequent Offering Period, the Participant must re-enroll in the Plan by timely filing a new enrollment form.

     (e) Future Offerings. A Participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a future offering, upon timely submission of a new enrollment form, or in any similar plan that may hereafter be adopted by the Company.

11.  Interest.

     No interest will accrue on the payroll deductions of any Participant under the Plan.

12.  Common Stock.

     (a) Shares Available under the Plan. The maximum number of shares of Common Stock which shall be made available for sale under the Plan is 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company, as provided in Section 17. If, on a given Exercise Date, the total number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Plan Administrator will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amounts remaining in a Participant's account not applied to the purchase of stock because of the limitation in this Section 12 will be refunded promptly after the Exercise Date.

     (b) Shareholder Rights. A Participant will have no interest or voting right in shares covered by his or her option until the shares are actually purchased on the Participant's behalf in accordance with the Plan. After the purchase of shares, the Participant will be entitled to all rights of a shareholder of the Company.

13.  Accrual Limitation.

     No Participant will be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and similar rights accrued under any other employee stock purchase plans (within the meaning of Section 423 of the Code), would otherwise permit the Participant to purchase more than $25,000 worth of stock of the Company (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding. In the event there is any conflict between the provisions of this Section 13 and one or more provisions of the Plan or any instrument issued under the Plan, the provisions of this Section 13 will be controlling.

14.  Designation of Beneficiary.

     A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account in the event of the Participant's death. The designation of
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beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of the Participant's death, the Company will deliver the shares and/or cash to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver the shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  Transferability.

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or the receipt of shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat the act as an election to withdraw in accordance with Section 10.

16.  Use of Funds.

     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate the payroll deductions.

17.  Adjustments Upon Changes in Capitalization.

     (a) Changes in Common Stock. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the Option Price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company will not be deemed to have been effected without receipt of consideration. Any such adjustment will be made by the Board, whose determination will be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) Dissolution; Sale. In the event of the proposed dissolution or liquidation of the Company, the then current Offering Period will terminate immediately prior to the consummation of the proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation that results in more than 50% of the voting stock of the Company being held by persons who were not, directly or indirectly, shareholders of the Company immediately prior to the merger, each option under the Plan will be assumed, or an equivalent option will be assumed or substituted, by the successor corporation or a parent or subsidiary of the successor corporation, unless the Board
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determines, in the exercise of its sole discretion, that the Offering Period will terminate immediately prior to the consummation of the proposed action.

18.  Amendment or Termination.

     The Plan became effective upon its adoption by the Board and will continue in effect until the earlier of (i) August 31, 2008, or (ii) the date on which all shares available for issuance under the Plan have been issued. However, no share of Common Stock will be issued under the Plan until the Company obtains approval of the shareholders of the Company within 12 months after the date the Plan was adopted. If shareholder approval is not obtained within 12 months, this Plan will automatically terminate. The Board may at any time and for any reason terminate or amend the Plan, except that any amendment that would increase the number of shares of Common Stock available for issuance under the Plan must be approved by the shareholders within 12 months of adoption by the Board. In addition, except as provided in Section 17, no amendment or termination may be made that would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or any other successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding options under this Plan immediately following the close of any Offering Period. Should the Company elect to exercise this right, then this Plan will automatically terminate, no further purchase rights will thereafter be granted or exercised, and no further payroll deductions will thereafter be collected under this Plan.

19.  Conditions Upon Issuance of Shares.

     Shares will not be issued with respect to an option unless the exercise of the option and the issuance and delivery of shares of Common Stock pursuant to the option comply with all applicable provisions of law, domestic or foreign, including without limitation the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of Nasdaq or any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

20.  Tax Withholding.

     Each Participant who has purchased shares under the Plan will immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the Participant will pay such amount to the Company on demand. If the Participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Participant, including salary, subject to applicable law.

21.  Expenses.

     The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, custodial fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a Participant. The Company will not pay expenses, commissions or taxes incurred in connection with gifts by a Participant or sales of shares
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by the Custodian at the request of a Participant. Expenses to be paid by a
Participant will be deducted from the proceeds of sale prior to remittance.

22.  Status of Plan Under Federal Tax Laws.

     This Plan is designed to qualify as an employee stock purchase plan under Code Section 423, and shall be governed and construed accordingly.

23.  No Status as Employee.

     Neither the action of the Company in establishing this Plan, nor any action taken under this Plan by the Board or the Plan Administrator, nor any provision of this Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company for any period of specific duration.

24.  Governing Law..

     The provisions of this Plan shall be governed by the laws of the State of Washington.


     Adopted by the Board: July 18, 1997
     Approved by the Shareholders: October 8, 1997